THE INTERPUBLIC GROUP OF COMPANIES, INC.

             Management Incentive Compensation Plan



1.   PURPOSE.

     The purpose of the Management Incentive Compensation Plan is to promote the success of The Interpublic Group of Companies, Inc. (the "CORPORATION"), by providing incentive compensation, in addition to salaries, to officers and key employees in executive, managerial, and other important positions, who can have a substantial impact on the Corporation's success.

     The Plan is designed to promote the success of the Corporation by improving the ability of the Corporation and its subsidiaries operating in the United States to attract and retain key employees and by orienting the efforts of key employees toward improvements in corporate profitability.

2.   ADMINISTRATION.

     The Plan will be administered by a committee (the "COMMITTEE") which shall be the Compensation Committee of the Board of Directors or such other of its committees as the Board of Directors shall designate. The Committee will have full responsibility for administering and interpreting the provisions of the Plan in all areas except those specifically identified hereafter as reserved by the Board of Directors. Action relating specifically to one or more members of the Board of Directors shall require the approval of at least a majority of those members of the Committee who are not eligible to receive awards under the Plan.

3.   INCENTIVE FUND DETERMINATION.

     Incentive compensation awards may be made in the sole discretion of the Committee except, however, that the fund available for such awards with respect to any one year may not exceed 5% of the amount by which the consolidated income (excluding extraordinary gains and income taxes applicable thereto) before income taxes of the Corporation and its subsidiaries on a worldwide basis, adjusted for all extraordinary losses after income tax effects, and before provision for such incentive compensation, exceeds 15% of the average equity capital of the Corporation in the calendar year immediately preceding the year with respect to which the awards are made (the "PRECEDING YEAR").

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     Average equity capital shall be determined by averaging
equity capital as at the first business day of the Preceding
Year, the last day of June and the last day of December of the Preceding Year (assuming conversion of all outstanding convertible debentures).

     No award will be made unless the award is approved by the Committee in its sole discretion.

4.   ELIGIBILITY.

     Officers and key employees of the Corporation and its subsidiaries operating in the United States, including directors who are also employees, in executive, managerial and other important positions, may be selected to be eligible to receive incentive awards under the Plan. Eligibility will be determined by the Committee after receiving and giving consideration to recommendations from the chief executive officer of the Corporation. Eligibility will be determined as soon as possible and preferably prior to the start of each calendar year by the Committee. No person shall be eligible to receive an incentive award with respect to any year unless he was in the employ of the Corporation or one of its affiliates on the first business day of the year with respect to which the award is made.

5.   ALLOCATION OF INCENTIVE AMOUNTS.

     In allocating the total funds, one or more of the following factors will be considered:

     (a) Achievement of the annual worldwide Business Plan adopted by the Corporation.

     (b)  Contribution to Client's Business

          (1)  Improvement in the quality of work produced.
          (2)  Improvement in efficiency.

     (c)  Financial Factors

          (1)  Operating margin.
          (2)  Level of or growth in revenue.
          (3)  Level of or growth in operating profit.

     (d)  Individual Performance

6.   MAXIMUM INDIVIDUAL INCENTIVE AWARDS.

     The maximum individual award permitted under the Plan, with respect to any year, is $1,250,000.

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7.   FORM AND TIMING OF INCENTIVE AWARDS.

     The Committee will be responsible for determining the form and timing of incentive awards under the Plan. In its discretion, the Committee may make any award wholly in cash, wholly in shares of Common Stock of the Corporation, or partly in cash and partly in shares of Common Stock of the Corporation. As determined by the Board of Directors from time to time, at or prior to the time of an award, shares of Common Stock to be awarded under the provisions of the Plan may be issued by the Corporation from its authorized but unissued shares of such stock or may be delivered from shares of stock held in the treasury. For purposes of Section 3 of the Plan, any shares so awarded shall be valued by using the average closing price of shares of Common Stock of the Corporation on the New York Stock Exchange on the last ten trading days of the calendar month preceding the month in which such shares are awarded.

     Individual management incentive compensation awards will be paid on a current basis except that, in any instance, the Committee may direct that up to 75% of an individual's award be paid on a deferred basis subject to such terms and conditions as the Committee may prescribe. Awards will normally be made as soon as possible after the end of each calendar year.

8.   SHARES ISSUABLE UNDER THE PLAN.

     The number of shares of Common Stock authorized for distribution under the Plan is 600,000. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee is empowered to make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized for distribution.

9.   TERMINATION AND AMENDMENT.

     The Board of Directors shall have the power to suspend or terminate the Plan at any time, or to amend the Plan from time to time as may be appropriate and in the best interests of the Corporation, but shall not without the approval of Stockholders amend the Plan so as to (i) materially increase the benefits accruing to participants, (ii) materially increase the number of securities which may be issued under the Plan or (iii) materially modify the requirements as to eligibility for participation in the Plan.

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